UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Amana Mutual Funds Trust
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IMPORTANT NOTICE — SHAREOWNER ACTION REQUESTED

Amana Mutual Funds Trust
Amana Income Fund
Amana Growth Fund
Amana Developing World Fund

SPECIAL MEETING OF SHAREOWNERS HAS BEEN ADJOURNED

Fellow Shareowners,

We are writing to ask for your vote as an Amana Funds shareowner. We recently sent you materials relating to two Proposals: (1) re-elect the current Trustees, and (2) to approve the reorganization into a new Delaware trust. The Board unanimously recommends approval of these proposals.

A Special meeting for each Fund originally scheduled for May 2, 2013 at 2:00 p.m. Pacific Time, has been adjourned in order to give shareowners additional time to vote their shares. The reconvened special meeting of shareowners of each Fund will be held on May 28, 2013 at 2:00 p.m. Pacific Time at the office of Saturna Capital, 1300 N. State Street, Bellingham, WA.

Proposal 2, concerning the reorganization of the existing Indiana Trust into a new Delaware Trust, requires an absolute majority to pass. We are asking shareowners that have not voted their proxies, to participate by voting as soon as possible.

Reorganization will allow the Trust to operate under modern and flexible governing laws and documents that are anticipated to increases efficiencies and investment choices. For example, the Trustees will be able to authorize additional share classes that can benefit shareowners through lower operating expenses.

We urge you to vote today without further delay.

Voting is quick and easy; please utilize one of the following options to cast your vote:

  By Internet: You may cast your vote on-line by logging on to the website printed on the enclosed Proxy Card (www.proxyvote.com) and following the instructions provided on the website.
  By Telephone with a representative: You may cast your vote by speaking to a proxy-voting specialist by calling 1-855-742-8271.
  By Automated Telephone System (with your Proxy Card):You may cast your vote by telephone by calling 1-800-690-6903 and following the instructions provided.
  By Mail: If you prefer to vote by mail, please complete the enclosed Proxy Card(s) and return it in the enclosed postage-paid envelope.

If you have any questions regarding the proposal, please call the Funds’ proxy solicitor, Broadridge Financial Solutions, Inc. (“Broadridge”), at 1-855-742-8271, or Amana shareowner services, at 1-888-732-6262. Certain shareowners of each Fund may receive telephone calls from representatives of Broadridge if their votes have not yet been received. Thank you for your prompt attention to this important matter.

Sincerely,

Nicholas Kaiser
President

Talat Othman
Independent Chairman